SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report
                        (Date of earliest event reported)
                                 March 28, 2002

                        IMAGING TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



DELAWARE  .  .  .  .  .  .  .  .  0-12641  33-0021693
(State  of  Incorporation)  (Commission  File  Number)  (I.R.S.  Employer
Identification  No.)

                             15175 Innovation Drive
                           San Diego, California 92128
                    (Address of Principal Executive Offices)

                                 (858) 613-1300
              (Registrant's telephone number, including area code):

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  2.          ACQUISITION  OF  ASSETS
     On  March  8,  2002,  Imaging  Technologies  Corporation  ("ITEC"  or  the
"Company") acquired all of the outstanding shares of EnStructure, Inc. ("EnStructure), a Nevada corporation, for $250,000, payable in restricted common stock of the Company. The purchase price may be increased or decreased based upon EnStructure's representations of projected revenues and profits, which are defined in Section 1.2.2 of the acquisition agreement attached as Exhibit 99.1 hereto.
     EnStructure is professional employer organization ("PEO") that intends to provides personnel management services, including benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, and employer liability management.
     The purchase price was determined through analysis of the value of future revenues and profits of EnStructure and the value of certain insurance relationships held in California by EnStructure.
     EnStructure will be the operating unit into which the Company will place new California-based PEO clients. The acquisition agreement, incorporated herein as Exhibit 99.1, provides for the purchase price to be tied to selling PEO services of $20 million in annual value during a certain period of time.
     On March 11, 2002, the registrant issued a press release, a copy of which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

ITEM  7.      FINANCIAL  STATEMENTS  AND  EXHIBITS.
     EnStructure was incorporated in May 2001 and has had limited operations to date. It was established to market PEO services, primarily in California. EnStructure's sole property is a qualified first-dollar-coverage workers' compensation insurance agreement with California's State Fund Insurance Company.
     As the acquisition price does not meet the materiality rule of Regulation S-X, the Registrant has elected to file this Form 8-K for full-disclosure purposes.
     Pro forma financial statements are not available as EnStructure has had limited operations since its inception.

EXHIBITS
Exhibit  Number          Description
---------------          -----------

99.1 Acquisition Agreement, dated March 8, 2002, between the Company and EnStructure, Inc.

99.2 Press release dated March 11, 2002 issued by the registrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March  28,  2002


IMAGING  TECHNOLOGIES  CORPORATION

By:  /S/  Brian  Bonar

Name:  Brian  Bonar
Title:    Chairman,  President,  and  Chief  Executive  Officer